As filed with the Securities and Exchange Commission on March 14, 1997
                                          Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________



                          PUGET SOUND ENERGY, INC.
            (Exact name of Registrant as Specified in Its Charter)

    Washington                                                 91-0374630
    (State or Other Jurisdiction                         (I.R.S. Employer
    of Incorporation or Organization)                 Identification No.)


                           411 - 108th Avenue N.E.
                        Bellevue, Washington 98004-5515
             (Address of Principal Executive Offices) (Zip Code)


                     LONG-TERM INCENTIVE COMPENSATION PLAN
                           (Full Title of the Plan)

                             WILLIAM S. WEAVER
                               Vice Chairman
                          Puget Sound Energy, Inc.
                          411 - 108th Avenue N.E.
                      Bellevue, Washington 98004-5515
                             (206) 454-6363

                     (Name, Address and Telephone Number,
                  Including Area Code, of Agent For Service)
                            _______________________


                                   Copy to:

                                 J. Sue Morgan
                                 Perkins Coie
                         1201 Third Avenue, 40th Floor
                         Seattle, Washington 98101-3099


                        CALCULATION OF REGISTRATION FEE

=============================================================================
                                 Proposed      Proposed
                                 Maximum       Maximum
Title of          Amount         Offering      Aggregate
Securities to     to be          Price Per     Offering      Amount of
be Registered     Registered     Share(1)      Price(1)      Registration Fee
_____________________________________________________________________________

Common Stock      700,000 (3)    $25.4375      $17,850,000   $5,396
(without par
 value)
=============================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated to be $25.4375, based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on March 11, 1997.

(2) Includes associated Preference Stock Purchase Rights. Prior to the occurrence of certain events, the Preference Stock Purchase Rights will not be evidenced or traded separately from the Common Stock.

(3) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                                   PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission (the "Commission") under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains certified financial statements for the most recent fiscal year for which such statements have been filed;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission under
Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article VIII of the Registrant's Bylaws provides for the indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, or a knowing violation of law, approval of distributions in violation of
Section 23B.06.400 of the Washington Business Corporation Act, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
Article X of the Registrant's Restated Articles of Incorporation contains provisions implementing to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

Item 8.  EXHIBITS

Exhibit
Number                           Description
_______     ________________________________________________________________

23.1        Consent of Coopers & Lybrand L.L.P.

24.1        Power of Attorney (see Signature Page)

99.1 Amended and Restated Long-Term Incentive Compensation Plan, as amended (Incorporated by reference to Annex J to the Registrant's Definitive Proxy Statement filed February 1, 1996, with respect to the Registrant's Special meeting of Shareholders held on March 20, 1996)


Item 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 13th day of March, 1997.


                                      PUGET SOUND ENERGY, INC.

                                  By   s/s R. R. Sonstelie
                                      ______________________________
                                           R. R. Sonstelie
                                  Chairman and Chief Executive Officer

                              POWER OF ATTORNEY

EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES R.R. SONSTELIE, WILLIAM S. WEAVER, JAMES P. TORGERSON AND JAMES W. ELDREDGE, AND EACH OF THEM, AS ATTORNEYS-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE IN THE NAME AND ON BEHALF OF SUCH PERSON, INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY OR ALL AMENDMENTS (INCLUDING PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE COMMISSION.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 13th day of March, 1997, in the capacities indicated.


   Signature                     Title
   _________                     _____


s/s R. R. Sonstelie         Chairman, Chief Executive Officer and Director
_______________________     (Principal Executive Officer)
    R. R. Sonstelie


s/s William S. Weaver       Vice Chairman and Director
_______________________
    William S. Weaver


s/s James P. Torgerson      Vice President and
_______________________     Chief Financial Officer
    James P. Torgerson      (Principal Financial Officer)


s/s James W. Eldredge       Corporate Secretary, Controller and
_______________________     Chief Accounting Officer
    James W. Eldredge


s/s Douglas P. Beighle      Director
_______________________
    Douglas P. Beighle

s/s Charles W. Bingham      Director
_______________________
    Charles W. Bingham


s/s Phyllis J. Campbell     Director
_______________________
    Phyllis J. Campbell


s/s Donald J. Covey         Director
_______________________
    Donald J. Covey


s/s Robert L. Dryden        Director
_______________________
    Robert L. Dryden


s/s John D. Durbin          Director
_______________________
    John D. Durbin


s/s John W. Ellis          Director
_______________________
    John W. Ellis


s/s Daniel J. Evans         Director
_______________________
    Daniel J. Evans


                            Director
_______________________
    Nancy L. Jacob


s/s Tomio Moriguchi         Director
_______________________
    Tomio Moriguchi


s/s Sally G. Narodick       Director
_______________________
    Sally G. Narodick


s/s R. Kirk Wilson          Director
_______________________
    R. Kirk Wilson


                          INDEX TO EXHIBITS

Exhibit
Number                    Description
_______     __________________________________________

23.1        Consent of Coopers & Lybrand L.L.P.

24.1        Power of Attorney (see Signature Page)

99.1        Amended and Restated Long-Term Incentive
            Compensation Plan (incorporated by reference to Annex J to the Registrant's Definitive
            Proxy Statement filed February 1, 1996, with respect to the Registrant's Special Meeting of Shareholders held on March 20, 1996)

                                                                EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  _________________________________________


We consent to the incorporation by reference in the registration statement of Puget Sound Power & Light Company (now Puget Sound Energy, Inc.) on Form S-8 of our report dated February 12, 1996, on our audits of the consolidated financial statements and financial statement schedule of Puget Sound Power & Light Company as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                                      s/s Coopers & Lybrand
                                      ________________________
                                      Coopers & Lybrand L.L.P.

Seattle, Washington
March 14, 1997